EXHIBIT 11

                           CHARTER ONE FINANCIAL, INC.
                        COMPUTATION OF PER SHARE EARNINGS


                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                       ---------------------------------------
                                                           1999                      1998
                                                       ------------              ------------
                                                     (DOLLARS IN THOUSANDS, EXCEPT PER SHARE)
BASIC EARNINGS PER SHARE(1):
  Weighted average number of common
    shares outstanding ..................               165,780,329               165,562,826
                                                       ============              ============

  Net income ............................              $     88,135              $     74,053
                                                       ============              ============
  Basic earnings per share ..............                       .53                       .45
                                                       ============              ============

DILUTED EARNINGS PER SHARE(1):
  Weighted average number of common
    shares outstanding ..................               165,780,329               165,562,826
  Add common stock equivalents for shares
    issuable under Stock Option Plan ....                 4,241,925                 5,845,602
                                                       ------------              ------------
  Weighted average number of common and
    common equivalent shares outstanding                170,022,254               171,408,428
                                                       ============              ============

  Net income ............................              $     88,135              $     74,053
                                                       ============              ============
  Diluted earnings per share ............                       .52                       .43
                                                       ============              ============

(1) Restate to reflect the 2-for-1 stock split issued on May 20, 1998 and the 5% stock dividend issued September 30, 1998.